Exhibit 10.45
FRANKLIN BSP REALTY TRUST, INC.
2021 EQUITY INCENTIVE PLAN
RESTRICTED SHARE UNIT AWARD AGREEMENT
This Restricted Share Unit Award Agreement (this “Agreement”) is made by and between Franklin BSP Realty Trust, Inc., a Maryland corporation (the “Company”), and [●] (the “Grantee”), dated as of the [●] day of [●], 20[●] (the “Grant Date”).
WHEREAS, the Company maintains the Franklin BSP Realty Trust, Inc. 2021 Equity Incentive Plan (the “Plan”) (capitalized terms used but not defined herein shall have the respective meanings ascribed thereto by the Plan);
WHEREAS, in accordance with the Plan, the Company may from time to time issue awards of Restricted Share Units (“RSUs”) to individuals and persons who provide services to, among others, the Company and the Advisor;
WHEREAS, the Grantee, as an employee of the Advisor, is an Employee who is eligible to be granted Awards under the terms of the Plan; and
WHEREAS, in accordance with the Plan, the Committee has determined that it is in the best interests of the Company and its shareholders to grant RSUs to the Grantee subject to the terms and conditions set forth below.
NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:
1.Grant of RSUs.
The Company hereby grants the Grantee [●] RSUs. The RSUs are subject to the terms and conditions of this Agreement, and are also subject to the provisions of the Plan. The Plan is hereby incorporated herein by reference as though set forth herein in its entirety. Where the context permits, references to the Company shall include any successor to the Company.
2.Restrictions.
The RSUs awarded pursuant to this Agreement and the Plan shall be subject to the terms and conditions set forth in this Paragraph 2.
(a)Subject to clauses (b) and (c) below, the RSUs granted hereunder shall vest, solely to the extent the Grantee has not had a termination of Service, in accordance with the following schedule:

Vesting Date	Shares Vested

1st anniversary of Grant Date	1/3 of total award
2nd anniversary of Grant Date	1/3 of total award
3rd anniversary of Grant Date	1/3 of total award
(b)Subject to clause (c) and (d) below, upon the Grantee’s termination of Service for any reason (including in connection with any Advisor Termination), all unvested RSUs shall thereupon, and with no further action, be forfeited by the Grantee, and neither the

Grantee nor any of his or her successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such RSUs.
(c)If the Grantee’s Service terminates due to his or her death or Disability, then all outstanding and unvested RSUs shall be immediately fully vested as of the date of the Grantee’s termination of Service.
(d)In the event of a Change in Control, the Grantee’s RSUs will be treated in the manner provided in Sections 17.3 or 17.4 of the Plan, as applicable.
3.Voting and Other Rights.
The Grantee shall have no rights of a shareholder (including the right to distributions or dividends), and will not be treated as an owner of Common Shares for tax purposes, except with respect to Common Shares that have been issued. Notwithstanding the foregoing, a Dividend Equivalent Right is hereby granted to the Grantee, consisting of the right to receive, with respect to each outstanding and non-forfeited RSU, cash in an amount equal to the cash dividend distributions paid in the ordinary course on a Common Share to the Company’s common shareholders, as set forth below. All Dividend Equivalent Rights (if any) payable on an outstanding and non-forfeited RSU, whether or not then vested, shall be paid not later than 30 days after any ordinary cash dividend distributions on Common Shares are paid to the Company’s common shareholders. Under no circumstances shall the Grantee be entitled to receive both (i) a distribution and a Dividend Equivalent Right with respect to a vested RSU (or its associated Common Share) or (ii) a distribution and a Dividend Equivalent Right with respect to an unvested RSU.
4.Settlement.
One Common Share shall be issued to the Grantee in settlement of each vested RSU within sixty (60) days following the applicable vesting date of the RSU (as set forth in Paragraphs 2(a) or 2(c) above, as applicable) (either by delivering one or more share certificates for such Common Share or by entering such Common Share in book-entry form, as determined by the Company in its discretion). Such issuance shall constitute payment of the RSUs. References herein to issuances to the Grantee shall include issuances to any beneficial owner or other person to whom (or to which) the Common Shares are issued. The Company’s obligation to issue Common Shares or otherwise make any payment with respect to vested RSUs is subject to the condition precedent that the Grantee or other person entitled under the Plan to receive any Common Shares with respect to the vested RSUs deliver to the Company any representations or other documents or assurances required pursuant to Paragraph 5(o) and the Company may meet any obligation to issue Common Shares by having one or more of its Affiliates issue the Common Shares. The Grantee shall have no further rights with respect to any RSUs, including with respect to any Dividend Equivalent Right granted in connection with the RSU, that are paid or that terminate pursuant to Paragraph 2(b). For the avoidance of doubt, to the extent the terms of this Paragraph 4 conflict with any terms of the Plan relating to the settlement of RSU or Dividend Equivalent Rights, the terms of this Paragraph 4 shall govern.
5.Miscellaneous.
(a)In the event of any recapitalization, reclassification, share split, reverse share split, spin-off, combination of shares, exchange of shares, share dividend or other distribution payable in equity shares, or other increase or decrease in Common Shares effected without receipt of consideration by the Company, the number of Common Shares subject to the RSUs covered by this grant shall be adjusted pursuant to Section 17 of the Plan.

(b)The value of an RSU may decrease depending upon the Fair Market Value of a Common Share from time to time. Neither the Company, the Committee, the Advisor, nor any other party associated with the Plan, shall be held liable for any decrease in the value of the RSUs. If the value of such RSUs decrease, there will be a decrease in the underlying value of what is distributed to the Grantee under the Plan and this Agreement.
(c)Participation in the Plan confers no rights or interests other than as herein provided. With respect to this Agreement, (i) the RSUs are bookkeeping entries, (ii) the obligations of the Company under the Plan are unsecured and constitute a commitment by the Company to make benefit payments in the future, (iii) to the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any general unsecured creditor of the Company, (iv) all payments under the Plan (including distributions of Common Shares) shall be paid from the general funds of the Company and (v) no special or separate fund shall be established or other segregation of assets made to assure such payments (except that the Company may in its discretion establish a bookkeeping reserve to meet its obligations under the Plan). The RSUs shall be used solely as a device for the determination of the payment to eventually be made to the Grantee if the RSUs vest pursuant to Paragraph 2. The award of RSUs is intended to be an arrangement that is unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.
(d)This Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of Maryland (without regard to any conflicts of laws principles thereof that would give effect to the laws of another jurisdiction).
(e)The Committee may construe and interpret this Agreement and establish, amend and revoke such rules, regulations and procedures for the administration of this Agreement as it deems appropriate. In this connection, the Committee may correct any defect or supply any omission, or reconcile any inconsistency in this Agreement or in any related agreements, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Company and the Grantee.
(f)All notices hereunder shall be in writing, and if to the Company or the Committee, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Grantee, shall be delivered personally, sent by facsimile transmission or mailed to the Grantee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Paragraph 5(f).
(g)This award of RSUs will be subject to mandatory repayment by the Grantee to the Company to the extent the Grantee is, or in the future becomes, subject to (a) any Company “clawback” or recoupment policy that is adopted to comply with the requirements of any Applicable Law, rule or regulation, or otherwise, or (b) any law, rule or regulation that imposes mandatory recoupment, under circumstances set forth in such law, rule or regulation.
(h)The failure of the Grantee or the Company to insist upon strict compliance with any provision of this Agreement or the Plan, or to assert any right the Grantee or the Company, respectively, may have under this Agreement or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement or the Plan.
(i)The Grantee hereby agrees as a condition of this Agreement that the Grantee will make acceptable arrangements to pay any withholding or other taxes that may be due relating to the RSUs and the issuance of Common Shares with respect to the RSUs. In the event that the Company determines that any federal, state or local tax or withholding payment is required relating to the RSUs and/or the issuance of Common Shares with respect to the RSUs, the Company shall have the right to (i) require the Grantee to tender a cash payment, (ii) deduct from payments of any kind otherwise due to the Grantee, or (iii) withhold the delivery of vested Common Shares otherwise deliverable under this Agreement to meet such obligations Any Common Shares so withheld will have an aggregate Fair Market Value not exceeding the minimum amount of tax required to be withheld by applicable laws; provided, however, for so long as Accounting Standards Update 2016-09 or a similar rule is otherwise in effect, the Board or the Committee has full discretion to choose, or to allow Grantee to elect, to withhold a number of Common Shares having an aggregate Fair Market Value that is greater than the applicable minimum required statutory withholding obligation (but such withholding may in no event be in excess of the maximum statutory withholding amount(s) in the Grantee’s relevant tax jurisdictions). The Grantee agrees that the Company or any Affiliate shall be entitled to use whatever method it may deem appropriate to recover such taxes. The Grantee further agree that the Company or any Affiliate may, as it reasonably considers necessary, amend or vary this Agreement to facilitate such recovery of taxes.
(j)In order to administer the Plan, the Company may process personal data about the Grantee. Such data includes but is not limited to the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about the Grantee such as home address and business addresses and other contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan. By accepting this grant, the Grantee gives explicit consent to the Company to process any such personal data.
(k)By accepting this grant of RSUs, the Grantee consents to receive documents related to the RSUs by electronic delivery (including e-mail or reference to a website or other URL) and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company, and the Grantee’s consent shall remain in effect throughout the Grantee’s term of Service and thereafter until the Grantee withdraws such consent in writing to the Company.
(l)The RSUs granted hereunder are intended and shall be construed to comply with Section 409A of the Code (including the requirements applicable to, or the conditions for exemption from treatment as, a “deferral of compensation” or “deferred compensation” as those terms are defined in the regulations under Section 409A of the Code, whether by reason of short-term deferral treatment or other exceptions or provisions). Notwithstanding anything to the contrary contained in this Agreement, to the extent that the Board determines that the Plan or the RSU is subject to Section 409A of the Code and fails to comply with the requirements of Section 409A of the Code, the Board and the Committee, as applicable, reserve the right (without any obligation to do so or to indemnify the Grantee for failure to do so), without the consent of the Grantee, to amend or terminate the Plan and this Agreement and/or amend, restructure, terminate or replace the RSU in order to cause the RSU to either not be subject to Section 409A of the Code or to comply with the applicable provisions of such section.
(m)The terms of this Agreement shall be binding upon the Grantee and upon the Grantee’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest and upon the Company and its successors and assignees, subject to the terms of the Plan.

(n)Unless otherwise permitted in the sole discretion of the Committee, (i) neither this Agreement nor any rights granted herein shall be assignable by the Grantee, and (ii) no purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any RSUs or Common Shares by any holder thereof in violation of the provisions of this Agreement or the Plan will be valid, and the Company will not transfer any of said RSUs or Common Shares on its books nor will any Common Shares be entitled to vote, nor will any distributions be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.
(o)The Grantee hereby agrees to perform all acts, and to execute and deliver any documents, that may be reasonably necessary to carry out the provisions of this Agreement, including but not limited to all acts and documents related to compliance with securities, tax and other applicable laws and regulations.
(p)The Grantee hereby represents and agrees that the Grantee is not acquiring the RSUs or the Common Shares with a view to distribution thereof.
(q)Nothing in the Plan or in this Agreement shall confer upon the Grantee any right to continue in the service of the Company or its Affiliates. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of Service as provided in this Agreement or under the Plan.
(r)This Agreement and the Plan contain the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.
(s)This Agreement may be executed in any number of counterparts, including via facsimile, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.
(t)Except as otherwise provided in the Plan or clause (l) above, no amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.
IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the day and year first above written.

FRANKLIN BSP REALTY TRUST, INC. By: Name: Title:
The undersigned hereby accepts and agrees to all of the terms and provisions of this Agreement.